Exhibit 10.4

STOCK PURCHASE AND MANAGEMENT EQUITY AGREEMENT, dated as of October 6, 2005, between GSI HOLDINGS CORP., a Delaware corporation (the “Company”), and _______________ (the “Purchaser”).

INTRODUCTION

The Purchaser is an employee or director of, or consultant to, The GSI Group, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“GSI Group”), and desires to acquire an equity interest in the Company.

The Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, _____ shares (the shares of Common Stock now or hereafter acquired by the Purchaser, the “Shares”) of the Company’s Common Stock, $.01 par value per share (the “Common Stock”).

In addition to the terms of the issuance, sale and purchase of the Shares, the Company and the Purchaser desire to set forth herein certain matters regarding the ownership of the Shares by the Purchaser.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

“2005 Stock Plan” means the GSI Holdings Corp. 2005 Management Stock Incentive Plan.

“Affiliate” means, with respect to any specified person, a limited or general partner or member of such Person or another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified, and with respect to a natural Person shall include any Family Member of such Person.

“Agreement” means this Stock Purchase and Management Equity Agreement.

“Board” means the Board of Directors of the Company.

“Capital Stock” means all shares of common stock, preferred stock or other equity securities of the Company or securities, rights, options or warrants convertible into or exchangeable or exercisable therefor now held or hereafter acquired by the Stockholders, including without limitation upon the conversion, exercise or exchange of such securities or options or warrants or preemptive rights to acquire the same.

“Cause” has the meaning ascribed to such term in the Executive Severance and Restrictive Covenant Agreement.

“Claims” is defined in Section 2.2.

“Closing” means the closing for the consummation of the transactions contemplated by this Agreement.

“Combined Voting Power” with respect to Capital Stock of the Company means the number of votes such stock is normally entitled (without regard to the occurrence of any contingency) to vote in an election of directors of the Company.

“Common Stock” is defined in the Introduction.

“Company” is defined in the preamble.

“control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Controlling Interest” means shares of Capital Stock of the Company representing at least 50% of the Combined Voting Power of the then outstanding shares of Capital Stock of the Company.

“Cost” equals $100.00 per share (subject to adjustment pursuant to Section 6.1), with respect to the Shares, and the exercise price per share, with respect to any Option Shares.

“Disability” has the meaning ascribed to such term in the Executive Severance and Restrictive Covenant Agreement or if the Purchaser is not party to such an agreement, means the Purchaser becoming unable to substantially perform services for 30 consecutive days, or for shorter periods aggregating 90 days in any 12-month period, due to a physical or mental disability, whether resulting from illness, accident or otherwise.

“Drag Along Transaction” is defined in Section 5.4(a).

“Executive Severance and Restrictive Covenant Agreement” means any Executive Severance and Restrictive Covenant Agreement entered into by and between GSI Group and the Purchaser, whether on or before the date hereof.

“Fair Market Value” means the value of a Share calculated pursuant to Section 5.2(b) as of the applicable date of determination.

“Family Member,” with respect to the Purchaser, means (x) the Purchaser’s spouse, children, grandchildren, parents, grandparents (natural, step, adopted or in-laws), siblings, nieces and nephews or (y) a trust, corporation, limited liability company, partnership or other entity, all of the beneficial interests in which shall be held directly or indirectly by the Purchaser or one or more persons described in clause (x); provided, however, that during the period any such trust, corporation, limited liability company, partnership or other entity holds any right, title or interest in any Common Stock, no person or entity other than the Purchaser or one or more Family Members of the Purchaser of the type listed in clause (x) may be or become beneficiaries, stockholders, members or limited or general partners or owners thereof.

“Fully Diluted Basis” means (i) when referring to the computation of a percentage of the shares of Common Stock that would be held by a Stockholder, the ratio, after giving effect to the full conversion or exercise, as the case may be, of (A) all outstanding Capital Stock of the Company held by such Stockholder whether or not such Capital Stock is then convertible or exercisable, as the case may be, to (B) the aggregate number of shares of Common Stock that would be outstanding after giving effect to the full exercise and conversion, as the case may be, of any outstanding Capital Stock of the Company held by all security holders, whether or not such Capital Stock is then exercisable or convertible and (ii) when referring to the number of shares of Common Stock held by a Stockholder, the number of shares of Common Stock that would be held by such Stockholder after giving effect to the full conversion or exercise, as the case may be, of all outstanding Capital Stock of the Company held by such Stockholder and all other security holders, whether or not such Capital Stock is then exercisable or convertible.

“Good Reason” has the meaning ascribed to such term in the Executive Severance and Restrictive Covenant Agreement.

“GSI Group” is defined in the Introduction.

“Initial Public Offering” means the sale of any shares of the Common Stock of the Company pursuant to a registration statement that has been declared effective under the Act, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or national securities system.

“Notes” means the Convertible Promissory Notes, dated as of May 16, 2005, issued by the Company to each of the Principal Stockholders.

“Option Shares” means any shares of Common Stock issued to the Purchaser pursuant to the exercise of stock options under the 2005 Stock Plan or any other equity incentive program, arrangement or agreement approved by the Board.

“Permitted Transferee” means (a) any person to whom the Shares are transferred by will or the laws of descent and distribution or (b) with the approval of the Company in its sole discretion and provided that the transfer is for no consideration, any Family Member of the Purchaser.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Principal Stockholders” means the Persons executing this Agreement as “Principal Stockholders” on or after the date hereof and their respective Affiliates and direct and indirect transferees.

“Proportionate Percentage” means, with respect to the Purchaser, a percentage equal to the quotient of (a) the number of shares of Common Stock then owned by the Purchaser, including the Shares and any Option Shares (but excluding any unexercised vested or unvested stock options and the shares of Common Stock underlying such stock options) divided by (b) the sum of (i) the number of issued and outstanding shares of Common Stock plus (ii) the number of shares of Common Stock issuable upon conversion, exercise or exchange of all Capital Stock which is convertible into or exercisable or exchangeable for Common Stock held by all Stockholders, whether or not such Capital Stock is then convertible, exercisable or exchangeable, including any and all shares of Common Stock issuable upon the exercise of stock options granted under the 2005 Stock Plan.

“Purchase Price” is defined in Section 2.1.

“Purchaser” is defined in the preamble.

“Registration Rights Agreement” means the October 2005 Registration Rights Agreement, dated as of the date hereof, among the Company, the Purchaser and others.

“Repurchase Period” and “Repurchase Right” are defined in Section 5.2(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Principal Stockholders” is defined in Section 5.4(a).

“Shares” is defined in the Introduction.

“Stockholder” means any current or future holder of Capital Stock of the Company, including without limitation the Principal Stockholders and the Purchaser.

“Stockholders Agreement” means the Stockholders Agreement, dated as of May 16, 2005, among the Company, the Principal Stockholders and certain other stockholders party thereto.

“Stockholder Transferee” is defined in Section 5.5.

“Subscription Rights Offer” is defined in Section 5.6(a).

“Subsidiary” means any joint venture, corporation, partnership, limited liability company or other entity, as to which the Company, either directly or indirectly, has more than fifty percent (50%) of the voting power or rights to capital or profits.

“Tag-Along Notice” is defined in Section 5.4(b).

“Tag-Along Transaction” is defined in Section 5.5(a).

“Termination Date” means the date on which the Purchaser ceases to be employed by or serve as a director of or consultant to GSI Group or any Affiliate thereof for any reason.

“Transfer” means any sale, transfer, assignment, or other disposition.

ARTICLE II

PURCHASE AND SALE

SECTION 2.1. Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Company hereby issues and sells to the Purchaser, and the Purchaser hereby acquires from the Company, on the date hereof, the Shares for a purchase price of $100.00 per Share or an aggregate amount of $______ (the “Purchase Price”), in cash, payable by wire transfer of immediately available funds to an account heretofore designated to the Purchaser by the Company, by certified bank check or money order payable to the Company.

SECTION 2.2. Delivery of Certificates. The Company is hereby issuing and selling the Shares to the Purchaser by delivering to the Purchaser a duly executed certificate or certificates representing the Shares registered in the name of the Purchaser, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of all security interests, liens, pledges, charges, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character, whether written or oral and whether or not relating in any way to credit or the borrowing of money (“Claims”), other than the transfer and other restrictions set forth in this Agreement and restrictions imposed by Federal and state securities laws, and the Purchaser is hereby purchasing the Shares for the Purchase Price.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows:

SECTION 3.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in each jurisdiction in which the nature of its activities and/or of its properties makes such qualification necessary, except for those jurisdictions in which failure to be so qualified would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), assets, liabilities, operations, earnings or business of the Company. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to issue and sell the Shares, and to carry out the other provisions of this Agreement.

SECTION 3.2. Capitalization. The authorized capital of the Company as of the date hereof and immediately prior to the purchase and sale of the Shares contemplated hereby consists of 700,000 shares of Common Stock, $.01 par value per share, of which 503,400 shares are issued and outstanding. Immediately after giving effect to the purchase and sale of the Shares contemplated hereby and by the offering described in the Information Statement dated September 20, 2005 of the Company and GSI Group (the “Information Statement”), the authorized Capital Stock of the Company will consist of 700,000 shares of Common Stock, of which up to 563,400 shares will be issued and outstanding assuming all Shares contemplated by the Information Statement are purchased, all of which will be owned as set forth on Schedule I hereto, and all of which is or will be duly authorized, validly issued, fully paid and nonassessable. The Shares have been duly authorized and, when issued in accordance with this Agreement, (i) will be duly issued, fully paid and nonassessable and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights other than pursuant to this Agreement. The Shares, when issued and delivered in accordance with this Agreement, will be free and clear of any Claims and the Purchaser will have good title to such Shares; provided, however, that the Shares may be subject to restrictions on transfer under this Agreement and under applicable state and/or federal securities laws. The Company has no outstanding rights (either preemptive or other) or options to subscribe for or purchase from the Company and no warrants or other agreements providing for or requiring the issuance by the Company, of any of its Capital Stock or any securities convertible into or exchangeable for its Capital Stock, other than (i) the Notes (provided that the conversion price as set forth in the Notes will not be reduced other than on a proportionate basis in connection with a stock split, stock dividend or similar event), (ii) the 100,000 shares of Common Stock reserved for issuance under the 2005 Stock Incentive Plan, (iii) pursuant to the Stockholders Agreement and (iv) pursuant to this Agreement.

SECTION 3.3. Authority; Binding Agreements. The Company has full power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the Company. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, or (b) general principles of equity.

SECTION 3.4. Consents and Approvals. No filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by the Company in connection with the consummation of the transactions contemplated by this Agreement.

SECTION 3.5. No Violations. The execution and delivery of this Agreement and the Registration Rights Agreement and the performance by the Company of its obligations hereunder and thereunder (i) do not and will not conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company, and (ii) do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Claim upon the Capital Stock or assets of the Company pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, any law, statute, rule or regulation or any agreement or instrument or any order, judgment or decree to which the Company is subject or by which any of its assets are bound.

SECTION 3.6. Use of Proceeds. The proceeds of the sale of the Shares shall be used to prepay or repay a portion of the Notes and for working capital for purposes of conducting the business of GSI Group and its subsidiaries.

SECTION 3.7. Charter Documents. The Company has made available to each Purchaser true and complete copies of the Company’s Certificate of Incorporation and Bylaws as in effect on the date hereof.

Except for the representations and warranties expressly set forth in this Article III, the Company is not making any other express or implied representations or warranties with respect to the Shares or the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as follows:

SECTION 4.1. Capacity; Binding Agreements. The Purchaser has all requisite capacity to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser, and constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, or (b) general principles of equity.

SECTION 4.2. Residence. The residence of the Purchaser in which its investment decision was made is located at the address set forth on the signature page hereto.

SECTION 4.3. Investment Representations.

(a) If the Purchaser is an “Accredited Investor” as defined under Regulation D of the Securities Act and applicable counterpart state statutes, the Purchaser has completed and signed the accredited investor questionnaire, attached as Exhibit A hereto, and represents and warrants to the Company as set forth therein and such representations and warranties are hereby incorporated into this Agreement. If the Purchaser is not an “Accredited Investor” as defined under Regulation D of the Securities Act, the Purchaser has not completed or signed the accredited investor questionnaire attached as Exhibit A hereto.

(b) The Purchaser understands that participation in the offering is the Purchaser’s decision and will have no impact, positive, negative or otherwise, on Purchaser’s employment or other relationship with GSI Group. The Purchaser acknowledges that the Purchaser’s decision to participate in the offering is voluntary and not the product of coercion by the Company or any of its Affiliates.

(c) The Purchaser recognizes that an investment in the Shares involves substantial risk and has taken full cognizance of and understands all of the risks related to the purchase of the Shares. The Purchaser represents that there have been no representations, guarantees, or warranties made to the Purchaser by the Company, GSI Group, their respective agents or employees, or by any other person, expressly or by implication, solely with respect to: (i) the approximate length of time that the Purchaser will be required to remain as owner of the Shares and (ii) the percentage of profit and/or amount or type of consideration, profit or loss (including tax benefits) to be realized, if any, as a result of an investment in the Shares.

(d) The Purchaser has reached the age of majority in the state in which the Purchaser resides, is a bona fide resident and domiciliary (not a temporary or transient resident) of that state of residence, is a citizen of the United States, has adequate means of providing for the Purchaser’s current needs and personal contingencies, is able to bear the substantial economic risks of an investment in the Company, has no need for liquidity in such investment, could afford a complete loss of such investment and represents that the amount of the investment is not unreasonably large when compared with the Purchaser’s total financial capability.

(e) The Purchaser is acquiring the Shares for investment and not with a view toward resale or distribution, and the Purchaser does not anticipate any change in circumstances that would cause the Purchaser to desire to sell the Shares or any part thereof. The Purchaser is acquiring the Shares for its own account and not as nominee or agent for any third party.

(f) The Purchaser understands that: (a) the Shares have not been registered under the Securities Act, or state securities laws; (b) the Purchaser has no right to require such registration other than such rights as may be granted to the Purchaser pursuant to this Agreement or the Registration Rights Agreement; (c) state securities administrators and the Securities and Exchange Commission have not reviewed, approved or disapproved the Shares or passed on the merits of the offering; and (d) a legend restricting transferability will be placed on all certificates representing the Shares.

(g) The Purchaser understands that the Company may accept or reject this subscription in whole or in part for any reason.

(h) The Purchaser understands that (a) there might not ever be a market for the Shares and (b) the Purchaser may be unable to liquidate the Shares in the case of an emergency or otherwise.

(i) The Purchaser acknowledges that the Company is not providing Purchaser with legal, tax or investment advice and understands that Purchaser should consult his own advisers as to legal, tax, business and related matters concerning investment in the Shares. Purchaser represents and warrants that the Purchaser has, either alone or with a professional representative, such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of this investment.

(j) The Purchaser acknowledges that (i) the Shares do not carry any rights of cumulative voting, or any other rights to assure that the Purchaser may designate any one or more directors on the Board and (ii) nothing herein shall limit the ability of the Company to issue Shares and Purchaser’s ownership percentage of the Company’s Capital Stock may be diluted in certain circumstances, including, without limitation, in the event that the Company issues additional securities to fund an acquisition, raise capital or for any other purposes.

(k) All representations and warranties set forth above, on Exhibit A hereto or in any other written statements or documents delivered by the Purchaser in connection with the transactions contemplated hereby are true and correct as of the date of this Agreement and shall survive that date.

(l) The Purchaser agrees to the imprinting of a legend on certificates representing all of the Shares to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES. THE TRANSFER OF ANY SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER LIMITED BY THE PROVISIONS OF THE STOCK PURCHASE AND MANAGEMENT EQUITY AGREEMENT BETWEEN GSI HOLDINGS CORP. AND THE PURCHASER IDENTIFIED THEREIN, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICE OF THE COMPANY.”

(m) The Purchaser acknowledges and understands that the Shares have not been registered under the Securities Act and agrees that the Shares may not be offered, sold or transferred except (i) pursuant to a registration statement under the Securities Act that has become effective and is current with respect to the Shares or (ii) pursuant to a specific exemption from registration under the Securities Act.

SECTION 4.4. Nature of Purchaser. The Purchaser acknowledges that the offer and sale of the Shares is intended to be exempt from registration under the Securities Act. The Purchaser is an employee or director of, or consultant to, the Company or an Affiliate, has had full opportunity to ask questions of and has received satisfactory answers from the Company or its representatives concerning the terms and conditions of their investment and has been given access to all information necessary to make an investment decision as to the Shares, including without limitation the Information Statement.

SECTION 4.5. The Purchaser understands the meaning and legal consequences of the representations and warranties, and agrees to indemnify, defend and hold harmless the Company, GSI Group and each director, officer and shareholder of each of them from and against any and all loss, damage or liability (including without limitation attorneys’ fees) due to or arising out of a breach of any representation or warranty of the Purchaser, except that the Purchaser does not waive any rights granted to the Purchaser under federal or state securities laws.

Except for the representations and warranties expressly set forth in this Article IV, the Purchaser is not making any other express or implied representations or warranties with respect to the Shares or the transactions contemplated by this Agreement.

ARTICLE V

TRANSFERABILITY OF SHARES

SECTION 5.1. Restrictions on Transfers of Shares; Permitted Transferees. Prior to the expiration of 180 calendar days following an Initial Public Offering, the Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that the Purchaser may transfer the Shares (a) to a Permitted Transferee, (b) to the Company in accordance with Section 5.2 of this Agreement, or (c) as provided for in Sections 5.4 and 5.5 of this Agreement. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Shares but not a person who acquires the Shares pursuant to Section 5.2, 5.4 or 5.5 of this Agreement or as part of the Initial Public Offering. Each Permitted Transferee shall, as a condition to the transfer thereof to such Permitted Transferee, execute an agreement pursuant to which it shall become a party to this Agreement.

SECTION 5.2. Repurchase Rights.

(a) In the event that the Purchaser ceases to be employed by or serve as a director of or consultant to GSI Group or any of its Affiliates for any reason prior to an Initial Public Offering, the Company, during, in the case of termination due to death or Disability, the period from the Termination Date until 90 calendar days following the 12 month anniversary of the Termination Date, and in all other cases, the 180 calendar days following the Termination Date (as applicable, the “Repurchase Period”), shall, subject to Section 5.2(d), have the right to purchase all or any portion of the Shares (the “Repurchase Right”). The purchase price for each Share purchased under this Section 5.2(a) shall equal Fair Market Value; provided, however, that, if the Purchaser (i) is terminated for Cause at any time or (ii) fails to comply with Section 5 of the Executive Severance and Restrictive Covenant Agreement in accordance with the terms thereof, the purchase price shall equal the lower of Fair Market Value or Cost. If the Company elects to purchase some or all of the Shares, it shall notify the Purchaser at or before the end of the Repurchase Period of such election and the purchase price for the Shares to be purchased shall be paid in cash to the Purchaser at the following times: (i) if the total repurchase price of all Shares being repurchased from an individual is no more than $250,000, at a time set by the Company within 30 calendar days after the date notice is given to the Purchaser of the Company’s election to exercise the Repurchase Right or (ii) if the total repurchase price of all Shares being repurchased from an individual is more than $250,000, at the Company’s election, as to which it shall notify the Purchaser, either (1) at a time set by the Company within 30 calendar days after the date notice is given to the Purchaser of the Company’s election to exercise the Repurchase Right or (2) in three equal installments, with the first installment payable within 30 calendar days after the date notice is given to the Purchaser of the Company’s election to exercise the Repurchase Right, and the second and third installments payable on the first and second anniversaries of such initial payment date, provided in all cases that the Purchaser has presented to the Company a stock certificate or certificates evidencing the Shares to be purchased (or an affidavit of loss with respect thereto) duly endorsed for transfer. If the Purchaser fails to deliver such stock certificate or certificates (or an affidavit of loss with respect thereto) duly endorsed for transfer, the Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company of the total purchase price or the first installment thereof, as elected by the Company, for the purchased Shares to the Purchaser or

(ii) notice to the Purchaser that the Company is holding the total purchase price or the first installment thereof, as elected by the Company, for the purchased Shares for the account of the Purchaser, and upon such payment or notice, the Purchaser will have no further rights in or to such Shares. In the event that the Company elects to pay the repurchase price in three installments, upon receipt of the stock certificate or certificates for the Shares, or payment or notice as described in the preceding sentence, the Company shall deliver to the Purchaser a non-negotiable promissory note with a principal amount equal to the unpaid installments and bearing interest on the unpaid amount at a per annum rate equal to the prime rate as of the Termination Date, where the “prime rate” means the rate published as the prime rate for such day (or if such day is not a business day, for the immediately preceding business day) by the Wall Street Journal or, if the Wall Street Journal does not publish the prime rate, by any publication or other source reasonably selected by the Company. Accrued and unpaid interest under such note shall be payable on each installment payment date. Notwithstanding the foregoing, to the extent that applicable law or regulation or any of the credit facilities provided to the Company or GSI Group prohibits or restricts the Company or GSI Group from making any payments of or in respect of the purchase price for the purchased Shares, or the Board determines in good faith that it would not be prudent business judgment for the Company or GSI Group to make any payments of or in respect of the purchase price for the purchased Shares, the Company may (x) defer its exercise of the Repurchase Right or any installment thereof for so long as such restriction or condition pertains or (y) assign its rights under this Section 5.2(a) to any one or more of the Principal Stockholders.

(b) The Fair Market Value of Shares to be purchased hereunder by the Company or any of the Principal Stockholders, as the case may be, shall be determined in good faith by the Company’s Board of Directors as of the Termination Date.

(c) The Purchaser shall not be considered to have ceased to be employed by GSI Group for purposes of this Agreement if the Purchaser continues to be employed by GSI Group or an Affiliate thereof.

(d) In the event that, on the Termination Date, the Purchaser owns Shares, including Option Shares that have not been owned by the Purchaser for a period of at least six months, except in the case of termination due to death or Disability, with respect to all such Shares, the Repurchase Period will not commence on the Termination Date but rather will commence on the first date on which all such Shares have been owned by the Purchaser for six months and a day. In the event that following the Termination Date, the Purchaser exercises any then outstanding vested stock options, with respect to such Option Shares, except in the case of termination due to death or Disability the Repurchase Period will not commence on the Termination Date but rather will commence on the first date on which all such Option Shares have been owned by the Purchaser for six months and a day.

(e) The Purchaser acknowledges that certain amounts owed or paid to the Purchaser under this Section 5.2 may be subject to forfeiture in accordance with the terms and conditions of the Executive Severance and Restrictive Covenant Agreement.

SECTION 5.3. Lock-up Arrangements. If requested in writing by the underwriters for an underwritten public offering of Common Stock of the Company, the Purchaser shall agree not to sell or transfer any Shares (other than Shares being registered in such offering) without the consent of such underwriters for a period of at least (a) 180 calendar days following the effective date of the registration statement relating to the Initial Public Offering, and (b) 90 calendar days following the effective date of the registration statement relating to any other underwritten public offering, and to execute and deliver any form of agreement requested by such underwriter reasonably and in good faith to evidence the agreements of the Purchaser set forth herein.

SECTION 5.4. Drag Along Rights. (a) If any Principal Stockholder, acting singly or in combination with any other Principal Stockholder (collectively, the “Selling Principal Stockholders”), proposes to enter into a transaction or series of related transactions (collectively, the “Drag Along Transaction”) pursuant to which the Selling Principal Stockholders shall transfer to any transferee a Controlling Interest, then the Selling Principal Stockholders may require the Purchaser to sell, or cause to be sold, and the Purchaser shall be obligated to sell or cause to be sold, which obligation shall be enforceable by the Company, to the proposed transferee in the Drag Along Transaction any or all Shares owned by the Purchaser for the same relative consideration received by the Selling Principal Stockholders in the Drag Along Transaction and otherwise on the same terms and conditions obtained by the Selling Principal Stockholders in the Drag Along Transaction. The Selling Principal Stockholders shall provide a written notice of such sale to the Purchaser not less than 10 calendar days prior to the closing of such sale.

(b) At the closing of any sale of Common Stock contemplated in Section 5.4(a), the Purchaser agrees to take all actions in connection with the consummation of the proposed Transfer as may reasonably be requested by the Principal Stockholders, including the delivery of a certificate or certificates representing the Purchaser’s Shares, duly endorsed in blank or otherwise in suitable form for transfer, against payment in full of the purchase price therefor. The Purchaser agrees to take all reasonable and necessary action to cause the consummation of any Transfers to which Section 5.4(a) applies, including voting its Common Stock (whether at an annual or special meeting of the Company, whether by written consent, proxy or otherwise, and whether or not at an adjourned meeting) in favor of such Transfer and not exercising any appraisal rights in connection therewith. The Company shall take all actions necessary within its control to cooperate with and give effect to any Transfers to which Section 5.4(a) applies.

SECTION 5.5. Tag-Along Right. (a) In the event that the Selling Principal Stockholders propose to enter into a transaction or series of related transactions (collectively, the “Tag Along Transaction”), pursuant to which the Selling Principal Stockholders shall transfer to any transferee shares of Common Stock constituting more than 50% of the then outstanding shares of Capital Stock held by all the Principal Stockholders, and the Selling Principal Stockholders do not elect, or do not have the right to elect, to require the sale of the Shares of the Purchaser pursuant to Section 5.4(a), such Selling Principal Stockholders shall notify the Purchaser in writing of such proposed Transfer and its terms and conditions. Within 10 calendar days after the date of such notice, the Purchaser shall notify the Selling Principal Stockholders in writing if the Purchaser elects to participate in such Transfer. If the Purchaser fails to notify the Selling Principal Stockholders within such 10 calendar day period, the Purchaser shall be deemed to have waived its rights hereunder. If the Purchaser notifies the Selling Principal Stockholders that it intends to participate in the Tag Along Transaction, the Purchaser shall have the right to sell at the same price and on the same terms and conditions as the Selling Principal

Stockholders, a number of shares of Common Stock equal to the shares of Common Stock the third party actually proposes to purchase from the Selling Principal Stockholders multiplied by the Proportionate Percentage. Nothing in this Section 5.5 shall be construed to limit the ability of the Selling Principal Stockholders to complete the Transfer prior to the passage of 15 calendar days, provided that sufficient provision is made to permit the Purchaser to complete the sale of his or her stock hereunder within 10 calendar days of the election by the Purchaser to exercise such rights.

(b) This Section 5.5 will not apply to any Transfer of Common Stock by any Principal Stockholder to an Affiliate of any Principal Stockholder.

SECTION 5.6. Subscription Rights. (a) Subject to the provisions of Section 5.6(b), the Company will not issue, sell, or enter into any agreements or commitments pursuant to which it becomes obligated to issue or sell, any shares of its Common Stock, or any warrants, options or other securities convertible or exchangeable into such shares of Common Stock, excluding any debt securities convertible or exchangeable into shares of Common Stock, unless the Company first offers (the “Subscription Rights Offer”) in writing to sell to the Purchaser, at the same price and on the same terms and conditions, the Purchaser’s Proportionate Percentage of such securities proposed to be offered by the Company. Such Subscription Rights Offer will remain outstanding for at least 10 calendar days from the date of such notice and will be exercised by the Purchaser by giving written notice to the Company within such period.

(b) The Subscription Rights Offer shall not apply to: (i) the issuance of any shares of Capital Stock or by any of the Company’s subsidiaries other equity securities, or any warrants, options or other securities convertible or exchangeable into such shares, to directors, officers, employees, advisors or consultants of the Company or any of its subsidiaries pursuant to an incentive compensation, bonus, stock option, stock grant, stock purchase or other similar plan or arrangement approved by the Company’s Board of Directors (provided that the foregoing shall not include issuances to directors or officers who are employees of the Principal Stockholders), (ii) the issuance to the Principal Stockholders of shares of Common Stock upon conversion of the Notes at a conversion price equal to or greater than $100.00 per share of Common Stock (as adjusted on a proportionate basis for stock splits, stock dividends or similar events), (iii) the issuance of shares of Common Stock within 270 days of the date hereof the proceeds of which shall be used to repay the Notes, (iv) issuances to third party equipment lessors, banks, financial institutions, manufacturers, vendors, suppliers, consultants or similar Persons in arm’s-length transactions approved by the Company’s Board of Directors, the principal purpose of which is other than the raising of capital, (v) issuances as consideration in connection with an acquisition of a third party on an arm’s-length basis by the Company or one of its subsidiaries, (vi) issuances in a merger with a third party on an arm’s-length basis involving the Company or one of its subsidiaries that is approved by the Company’s Board of Directors, the principal purpose of which is other than the raising of capital, (vii) any arm’s-length borrowing, direct or indirect, from financial institutions or other Persons by the Company, including any type of loan or payment evidenced by any type of debt instrument, including borrowings that have equity features, including warrants, options or other rights to purchase Capital Stock, or are convertible into or exchangeable for Capital Stock, (viii) the issuance of any securities by the Company in a firmly underwritten public offering, or (xi) issuances pursuant to a stock split, stock dividend, reclassification or other distribution made on a pro rata basis to all holders of Capital Stock.

SECTION 5.7. Information Rights. The Company shall deliver the following to the Purchaser:

(a) at any time when the Company is not required pursuant to applicable law, rule or regulation or the terms of any outstanding indenture or security to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), not later than 120 days after the end of each fiscal year of the Company, a full copy of the audit report containing a copy of the consolidated balance sheet of the Company and its subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail with footnotes and accompanied by the opinion of the Company’s independent public accounting firm;

(b) at any time when the Company is not required pursuant to applicable law, rule or regulation or the terms of any outstanding indenture or security to file reports under the Exchange Act, as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year the unaudited consolidated balance sheet of the Company and its subsidiaries, and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company; and

(c) at any time when the Company is required pursuant to applicable law, rule or regulation or the terms of any outstanding indenture or security to file reports under the Exchange Act, promptly after the same are filed, copies of all reports, statements and other documents filed with the Securities and Exchange Commission at which point Section 5.7(a) and (b) shall expire and no longer be binding upon the Company.

(d) Notwithstanding the terms and conditions of Section 5.7(a), (b) and (c), as long as the Company or any Subsidiary of the Company files regular reports under the Securities Exchange Act of 1934, as amended, the delivery to the Purchaser of each Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC will satisfy the Company’s obligations under this Section 5.7.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Option Shares; Recapitalizations, Exchanges, Etc. Affecting Shares; Adjustment of Cost.

(a) If, subsequent to the date hereof, any additional shares of Common Stock are issued to the Purchaser or any Permitted Transferee, including any shares of Common Stock issued pursuant to the exercise of any option (including options granted under the 2005 Stock Plan), warrant or other security convertible into or exercisable for shares of Common Stock, such shares of Common Stock will be deemed to be Shares for all purposes of Article V (and any applicable provisions of Article VI) of this Agreement.

(b) The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assign of the Company that may be issued in respect of, in exchange for, or in substitution of, the Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Nothing herein shall prohibit or restrict the Company from taking any corporate action or engaging in any corporation transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

(c) In the event of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or similar event as a result of which the Purchaser holds a lesser or greater number of Shares and/or other securities, the Cost shall be appropriately adjusted as determined in good faith by the Board.

SECTION 6.2. Survival of Provisions; Termination. This Agreement will terminate upon the earliest to occur of (i) an Initial Public Offering and (ii) written consent of the Purchaser and the Company. Upon such a termination, all rights and obligations under this Agreement will terminate, except the Purchaser’s obligations under Section 5.3 with respect to lock-up arrangements in connection with an Initial Public Offering or any subsequent underwritten public offering.

SECTION 6.3. Notices. All notices, demands and other communications provided for or permitted hereunder will be made in writing and will be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as will be designated from time to time by a party in accordance with this Section 6.3:

If to the Company:

GSI Holdings Corp.

c/o Charlesbank Capital Partners LLC

600 Atlantic Avenue, 26th Floor

Boston, Massachusetts 02210

Attention: General Counsel

Facsimile: (617) 619-5402

with a copy to:

Covington & Burling

1330 Avenue of the Americas

New York, New York 10019

Attention: Scott F. Smith

Facsimile: (212) 841-1010

If to the Purchaser, to the address set forth below the Purchaser’s signature below.

If to the Principal Stockholders:

Charlesbank Capital Partners LLC

600 Atlantic Avenue, 26th Floor

Boston, Massachusetts 02210

Attention: General Counsel

Facsimile: (617) 619-5402

with a copy to:

Covington & Burling

1330 Avenue of the Americas

New York, New York 10019

Attention: Scott F. Smith

Facsimile: (212) 841-1010

or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If such notice or communication is mailed, such communication shall be deemed to have been given on the fifth business day following the date on which such communication is posted.

SECTION 6.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns, including any Permitted Transferees. The provisions of Article V also will inure to the benefit of and be enforceable by the Principal Stockholders.

SECTION 6.5. Amendment and Waiver. (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of or consent to any departure by the Company or the Purchaser from any provision of this Agreement will be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver will be given to each party hereto as set forth herein. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement will be effective unless signed in writing by or on behalf of the Company and the Purchaser.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, will be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchaser in any case will entitle the Company or the Purchaser to any other or further notice or demand in similar or other circumstances.

SECTION 6.6. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

SECTION 6.7. Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

SECTION 6.8. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

SECTION 6.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

SECTION 6.10. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE SHARES OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 6.11. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired, unless the provisions held invalid, illegal or unenforceable will substantially impair the benefits of the remaining provisions hereof.

SECTION 6.12. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter hereof, including the document entitled “Charlesbank - GSI: Management Equity Terms”.

SECTION 6.13. Expenses. Each party to this Agreement will each bear its or his or her own costs incurred in connection with the negotiation, execution and delivery and enforcement of this Agreement, including the fees and expenses of lawyers, financial advisors and accountants.

SECTION 6.14. Certain Definitions and Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and “include” and “including” are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) a reference to GAAP or generally accepted accounting principles refers to United States generally accepted accounting principles; and (vii) a reference in this Agreement to an Article, Section or Exhibit is to the Article, Section or Exhibit of this Agreement.

SECTION 6.15. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

SECTION 6.16. Not an Employment Contract. Nothing in this Agreement or any other instrument executed pursuant hereto shall confer upon the Purchaser any right to continue in the employ or service of the Company or any Subsidiary or Affiliate thereof or limit the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of the Purchaser at any time with or without Cause.

SECTION 6.17. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

THE COMPANY:

GSI HOLDINGS CORP.

By:
Name:	William Branch
Title:	Chairman

[Signature Page To Stock Purchase and Management Equity Agreement]

PURCHASER:

Name:
Address:
Facsimile:

[Signature Page To Stock Purchase and Management Equity Agreement]

Accepted and agreed to for purposes of Sections 5.2, 5.4 and 5.5 only:

PRINCIPAL STOCKHOLDERS:

CHARLESBANK EQUITY FUND V, LIMITED PARTNERSHIP

By:	Charlesbank Equity Fund V GP, Limited Partnership, its General Partner

By:	Charlesbank Capital Partners, LLC, its General Partner

By:
Name:
Title:

By:
Name:
Title:
Address:	600 Atlantic Avenue
26th Floor
Boston, MA 02210
Fax No.: (617) 619-5402

CB OFFSHORE EQUITY FUND V, L. P.

By:	Charlesbank Equity Fund V GP, Limited Partnership, its General Partner

By:	Charlesbank Capital Partners, LLC, its General Partner

By:
Name:
Title:

By:
Name:
Title:
Address:	600 Atlantic Avenue
26th Floor
Boston, MA 02210
Fax No.: (617) 619-5402

[Signature Page To Stock Purchase and Management Equity Agreement]

CHARLESBANK EQUITY COINVESTMENT FUND V, LIMITED PARTNERSHIP

By:	Charlesbank Equity Fund V GP, Limited Partnership, its General Partner

By:	Charlesbank Capital Partners, LLC, its General Partner

By:
Name:
Title:

By:
Name:
Title:
Address:	600 Atlantic Avenue
26th Floor
Boston, MA 02210
Fax No.: (617) 619-5402

CHARLESBANK COINVESTMENT PARTNERS, LIMITED PARTNERSHIP

By:	Charlesbank Capital Partners, LLC, its General Partner

By:
Name:
Title:

By:
Name:
Title:
Address:	600 Atlantic Avenue
26th Floor
Boston, MA 02210
Fax No.: (617) 619-5402

[Signature Page To Stock Purchase and Management Equity Agreement]